Exhibit 10.1

                              MANAGEMENT AGREEMENT
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     THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of the 3rd day of
January, 2002 by and between Rainmaker Software, Inc., a Delaware corporation (the "Purchaser") and ASA International Ltd., a Delaware corporation and the parent of the Purchaser (the "Parent"), each with offices at 10 Speen Street, Framingham, Massachusetts 01701, and CompuTrac, Inc, a Texas corporation with its principal offices at 222 Municipal Drive, Richardson, Texas 75080 (the "Company").

                              Preliminary Statement
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     WHEREAS, the Company owns, licenses and supports computer software used primarily by law firms, together with certain rights and other assets related to the foregoing, as more fully described in the Agreement and Plan of Merger referenced in the next paragraph (the "Business");

     WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger by and between the Parent, the Purchaser and the Company of even date herewith (the "Merger Agreement"), the Seller will be merged with and into the Purchaser, and thereafter the Purchaser will own the Business. Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement;

     WHEREAS, the Merger is subject to approval by the shareholders of the Company, the Purchaser and the Parent (the "Shareholder Approval");

     WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser desires to acquire, and the Company desires to grant, actual possession of, operating control of, and the right to manage and operate the Business, pending the Shareholder Approval and the Closing; and

     WHEREAS, the Board of Directors of the Company has determined that the Purchaser's management of the Business prior to the Closing in accordance with this Agreement is in the best interests of the Company's shareholders.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Operation of Business.

     1.1 Management of Business. Subject to and upon the terms and conditions of this Agreement, the Company hereby grants and conveys, and the Purchaser hereby acquires and accepts, effective as of January 1, 2002 (the "Commencement Date"), actual possession of, operating control of, and authority to manage the Business during the term of this Agreement and to integrate the activities of the Business with the business of the Purchaser. So long as the Purchaser shall comply with this Agreement, under no circumstances shall the Company participate in, control or influence the management of the Business during the term of this Agreement.

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     In furtherance of the foregoing, but in each case solely in connection with the Purchaser's management of the Business, during the term of this Agreement the Purchaser shall have the sole and exclusive right to use all of the Company's assets (subject only to the provisions of Section 1.2 hereof), including but not limited to the following:

     (a) the Company hereby grants to the Purchaser a royalty free license of all of the Company Intellectual Property and Commercial Software Rights;

     (b) the Company hereby grants to the Purchaser a royalty-free license to the Purchaser's rights under the Company Contracts;

     (c) the Company hereby makes available to the Purchaser all of the employees of the Company (the "Transferred Employees");

     (d) the Company hereby authorizes the Purchaser to sell, dispose and otherwise deal with Inventory and to collect the accounts receivable generated as a result thereof for the Purchaser's own benefit;

     (e) the Company hereby grants to the Purchaser the right to generate additional inventory and accounts receivable of the Company, for its own account; and

     (f) the Company hereby grants to the Purchaser the right, at no charge to the Purchaser, to use the Company's premises located at 222 Municipal Drive, Richardson, Texas and all machinery, equipment, furniture and other assets located thereat.

     1.2 Cash and Marketable Securities; Responsibility for Certain Expenses. Effective on the Commencement Date, the Company shall make available to the custody and control of the Purchaser an amount of cash and marketable securities equal to the amounts set forth in Section 4.2(a)(ii)(B)(3) of the Merger Agreement plus $275,000.00 (collectively, the "Transferred Cash"). During the term of the Agreement, the Purchaser shall be entitled to use the Transferred Cash in the operation of the Business. The Company shall continue to be responsible for, and pay when due and in accordance with the terms of the Merger Agreement, all of its Transaction Expenses; the Margolis Note; and any claim for severance payments or other liabilities (including, without limitation, any liability for wrongful discharge) that may be due to any employee listed on Exhibit A to the extent such employee is terminated prior to the Closing (collectively, the "Company Obligations").

     1.3 Margolis Employment. During the term of this Agreement, the Purchaser shall compensate Margolis for his services as a Transferred Employee in accordance with the provisions of the agreements between Margolis and the Company annexed hereto as Exhibit B (the "Margolis Employment Agreements"), but shall not be deemed to have assumed the Margolis Employment Agreements.

     1.4 Accounting Treatment. The parties shall account for the management of the Business in accordance with United States Generally Accepted Accounting Principles ("GAAP"), to reflect the terms of this Agreement, including, but not limited to, accounting for all profits and losses of the Business during the term of this Agreement for the account of the Purchaser. Each of the Company and

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the Purchaser shall record all income and expenses of the Business when earned or incurred or ratably over the applicable time period, in each case in accordance with GAAP. In the event that the Closing does not occur, and this Agreement terminates, then upon such termination the Purchaser shall prepare an income statement for the Business for the Term, in accordance with GAAP and the provisions of this Agreement regarding the expenses for which the Company shall continue to be responsible during the Term, and shall pay to the Company the amount of any operating loss (excluding extraordinary items, as agreed to in writing by the Company and the Purchaser), if any, incurred by the Company during the Term, as shown by such income statement, or shall retain all operating income of the Business for the Term, as shown by such income statement.

2. Nature of Relationship. In the performance of this Agreement, it is mutually understood and agreed that the Purchaser is at all times acting and performing as an independent contractor with, and not as the employee or agent of the Company, and no act, or failure to act, by any party hereto shall be construed to make or render the other party its partner, joint venturer, employee or associate or to afford any rights to any third party other than as expressly provided herein.


3.   Term of Agreement.


     3.1 Termination. This Agreement shall become effective as of the date hereof and shall terminate only upon the earliest of:

     (a) the Effective Time of the Merger; or

     (b) the termination of the Merger Agreement pursuant to Article VIII thereof.

     The date of the first occurrence described in Section 3.1(a) or (b) is referred to herein as the "Termination Date."

     3.2 Effect of Termination.

     (a) Termination of this Agreement shall not release or discharge either party from any obligation, debt or liability that shall have previously accrued and remains to be performed upon the effective date of termination.

     (b) In the event of termination of this Agreement pursuant to Section 3.1(a), all right, title and interest of the Company in the Business shall vest in the Purchaser, as set forth in the Merger Agreement.

     (c) In the event of termination of this Agreement pursuant to Section 3.1(b), (i) the Purchaser and the Company shall use their respective commercial efforts to efficiently and effectively re-transfer the management of the Business from the Purchaser to the Company; (ii) the Purchaser's rights to use the Company Intellectual Property, Commercial Software Rights and Company Contracts shall cease; provided, however, that the Purchaser shall retain any rights necessary to fulfill any obligations of the Purchaser to customers or

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other third parties existing as of the Termination Date; and (iii) the Purchaser shall have no further responsibility for the Transferred Employees.

4.   Rights and Obligations of the Purchaser and the Company.


     4.1 Revenue of Business; Collection of Accounts Receivable. The Purchaser shall retain all revenues and cash collections from the operation of the Business during the term of this Agreement. Any such revenues or cash collections inadvertently received by the Company during the term of this Agreement shall be transferred, as promptly as is practicable, from the Company to the Purchaser.

     4.2 Operating Costs and Expenses of Business. During the term of this Agreement, the Purchaser shall be responsible for all day-to-day operating costs of the Business due to third parties, including salaries, supplies, liability and property insurance related to the assets of the Business, and all personal property lease payments, license fees, advertising and marketing costs, development costs and other costs and expenses of a similar nature related to the Business; provided, however, that no amounts shall be due from the Purchaser to the Company in connection with the Purchaser's use of any real, personal or intellectual property owned by the Company. The Purchaser shall be responsible for and pay when due all costs and expenses of the Company due to third parties, excluding the Company Obligations.

     4.3 Responsibility for Employees and Expenses.


     (a) During the term of this Agreement, the Transferred Employees shall be employed by the Company but shall, to the extent allowed by law, be subject to the complete supervision, direction and control of the Purchaser. The Purchaser shall pay for all salaries, commissions, taxes, insurance, sick leave, vacation pay, workers compensation, unemployment compensation, liabilities pursuant to Federal Insurance Contributions Act and the Federal Unemployment Trust Act, and all other claims, costs, expenses and liabilities of any nature whatsoever related to the Transferred Employees (collectively, the "Employment Expenses") arising during the period commencing on the Commencement Date and ending on the date of termination of this Agreement (the "Term") and the Purchaser shall be directly responsible for all such expenses related to all other personnel involved in the Business. Employment Expenses shall include, without limitation, all severance and salary continuation obligations of Transferred Employees whose employment is terminated (excluding those individuals listed on Exhibit A), or who voluntarily resign, during the term of this Agreement, other than Transferred Employees who are terminated by the Company pursuant to Section 4.3(d) below. During the term of this Agreement, the Company shall not, in any manner, seek to, or cause an, increase in the Employment Expenses without the Purchaser's prior written consent, which consent shall not be reasonably withheld or delayed.

     (b) The Employment Expenses shall be paid by the Purchaser either directly or through payment to the Company prior to the Company making payment of such Employment Expenses.

     (c) If, during the term of this Agreement, the Company shall, at the written request of the Purchaser, terminate the employment of one or more Transferred Employees without cause or other than pursuant to Section 4.3(d)

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below, the Purchaser shall be responsible for all salary continuation and severance obligations (pursuant to the Company's existing policy, a copy of which is set forth as Schedule 4.3(c) hereto) with respect to such Transferred Employees.

     (d) In the event that one or more Transferred Employees refuse to sign the offer letter provided by the Purchaser to such individuals with respect to proposed employment with the Purchaser, then the Company shall, at the request of the Purchaser, terminate the employment of such individual(s) and thereupon the Company shall be responsible for all salary continuation and severance obligations (pursuant to the Company's existing policy) with respect to such individual(s).

     (e) In the event that the Purchaser so requests, the Company shall hire, on terms specified by the Purchaser, one or more employees identified by the Purchaser as being necessary or appropriate for the operation of the Business during the term of this Agreement. For purposes of supervision, direction and control, as well as for purposes of payment of all claims, costs, expenses and liabilities of any nature whatsoever, such newly hired employees shall be treated as Transferred Employees pursuant to this Section 4.3 and all such claims, costs, expenses and liabilities of any nature whatsoever shall be included in the definition of "Employment Expenses."

     4.4 Reports, Taxes. With respect to the Business (i) the Purchaser will duly and timely file, if required or necessary, or if not so required or necessary, shall provide the Company, at the Purchaser's expense, with any assistance that the Company may reasonably require with respect to, all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges that arise from or in connection with the operation of the Business during the term of this Agreement (unless contesting such in good faith and adequate provision has been made therefor).

     4.5 Insurance of Business. At the option of the Purchaser, the Company shall maintain, in full force and effect during the term of this Agreement, insurance protecting the Business against such hazards and in such amounts as the parties may agree, naming the Purchaser as an additional insured for such insurance. The premiums for such insurance shall be paid by the Purchaser pursuant to Section 4.2 hereof.

     4.6 Conduct of Business. During the Term, the Purchaser shall conduct the Business in the same manner as Purchaser conducts its business.

     4.7 Absence of Material Changes. Without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, the Purchaser shall not, with respect to the Business:

     (a) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the assets of the Business, except in the ordinary course of business;

     (b) sell, assign, or transfer any of the assets of the Business, except for Inventory sold in the ordinary course of business;

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     (c) waive any rights of material value of the Business, except in the ordinary course of business; or

     (d) commit or agree to do any of the foregoing, except in the ordinary course of business.

     4.8 Access to Management, Properties and Records. During the term of this Agreement, the Purchaser and the Company shall afford the officers, attorneys, accountants and other authorized representatives of the other party reasonable access (subject to the terms of the Confidentiality Agreement between the Purchaser and the Company) upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of such other party, for the sole purposes of (a) permitting the Purchaser to exercise its rights and fulfill its obligations hereunder and (b) permitting each party to confirm such other party's satisfaction of its obligations hereunder. The Purchaser shall furnish the Company with such financial and operating data and other information as to the business of the Purchaser as the Company shall reasonably request. The Company shall furnish the Purchaser with such financial and operating data and other information as to the business of the Company as the Purchaser shall reasonably request.

     4.9 Payment of Suppliers and Vendors. During the term of this Agreement, the Purchaser shall pay all of the suppliers and vendors that provided goods or services to the Business prior to the Commencement in a manner consistent with the Purchaser's payment practices with respect to its other suppliers and vendors.

5. Dispute Resolution. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute by arbitration to be held in Boston, Massachusetts with respect to a proceeding filed by the Company or in Dallas, Texas with respect to a proceeding filed by the Purchaser, in accordance with the rules of the American Arbitration Association.

6.   General.


     6.1 Entire Agreement; Amendments.

     (a) This Agreement and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

     (b) The Purchaser, by the consent of its Board of Directors or officers authorized by such Board, on the one hand, and the Company by the consent of its Board of Directors or officers authorized by such Board, on the other hand, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Purchaser and the Company.

     6.2 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability,

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without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each party hereto irrevocably consents to the exclusive personal jurisdiction of the state courts of the State of Delaware and the federal courts of the United States resident in the State of Delaware, and waives any objection which it might have based on improper venue or forum non conveniens to the conduct of proceedings in any such court, waives personal service on it, and consents that all such service of process may be made by mail in accordance with Section 8.4 hereof.

     6.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered in accordance with the provisions of Section 10.8 of the Merger Agreement.

     6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that either party may assign its obligations hereunder without the prior written consent of the other. Any assignment in contravention of this provision shall be void.

     6.6 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     6.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     6.8 Power of Attorney. The Company hereby irrevocably constitutes and appoints the Purchaser, its successor and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of the Company, for its own use, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, to be managed by the Purchaser hereunder, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

     6.9 Guarantee. The Parent hereby guarantees the obligations of the Purchaser hereunder.

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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                            COMPUTRAC, INC.


                                            By:
                                                     --------------------------

                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------



                                            RAINMAKER SOFTWARE, INC.


                                            By:     ___________________________


                                            Name:   ___________________________

                                            Title:  ___________________________



                                            ASA INTERNATIONAL LTD.


                                            By:     ___________________________


                                            Name:   ___________________________

                                            Title:  ___________________________




BO:70180.13

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                                                                       Exhibit A

Lynda Thomas


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                                                                       Exhibit B

See attached Margolis Employment Agreements.

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